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                                                                      EXHIBIT 10


                          WAIVER AND AMENDMENT LETTER


                                                                November 2, 1995


Comptronix Corporation
Three Maryland Farms
Suite 140
Brentwood, TN 37027

Gentlemen:

We refer to the Financing Agreement between us dated November 22, 1993 as amended (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as specified therein unless otherwise specifically defined herein.

You have advised us that you are in violation of the financial covenants set forth in Section 7, Paragraphs 9 (EBITDA) and 13 (Interest Coverage Ratio) of the Financing Agreement for the fiscal period ending September 30, 1995.

This letter is to confirm our agreement that, solely with respect to said fiscal period, the foregoing violations and/or breaches of the Financing Agreement shall not be deemed to be Defaults and/or Events of Default under the Financing Agreement. On and after the date hereof you shall be in compliance with all of the terms and provisions of the Financing Agreement (including, without limitation, the financial covenants referred to above) as amended hereby.

In addition, effective immediately, the Financing Agreement shall be, and hereby is, amended as follows:

(1)      the Fixed Charge Coverage Ratio covenant contained in Paragraph 16 of
         Section 7 of the Financing Agreement shall be, and hereby is, amended in its entirety to read as follows:

         "16. The Company shall have on the last day of the applicable fiscal periods below a Fixed Charge Coverage Ratio of not less than:


         Fiscal Period                                              Ratio
         -------------                                              -----
         "For each twelve (12) month period ending                  .70 to 1
         December 31, 1995 and March 31, 1996

         For each twelve (12) month period ending
         June 30, 1996, September 30, 1996 and
         December 31, 1996                                          1.00 to 1

         For the twelve (12) months ending
         March 31, 1997 and for the twelve (12)
         months ending on each fiscal quarter
         end thereafter                                             1.25 to 1"

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2.       Paragraphs 9 (EBITDA), 12 (Working Capital) and 13 (Interest Coverage
         Ratio) of the Financing Agreement shall be, and hereby are, amended in their entirety to read as follows:

         "9.   Intentionally Omitted."
         "12.  Intentionally Omitted."
         "13.  Intentionally Omitted."

3. The first and fifth sentence of Section 11 shall be, and each hereby is, amended in its entirety to read as follows:

         "Except as otherwise permitted herein, Lenders may terminate this Financing Agreement and the Line of Credit only as of the fifth or any subsequent Anniversary Date and then only by giving the Company at least ninety (90) days prior written notice thereof."

         "If such termination is on a date other than a day that is within ten
         (10) days of the fifth or any subsequent Anniversary Date, the Company shall pay to the Agent for the Account of the Lenders an Early Termination Fee and, to the extent applicable, the Prepayment Premium."

4. The definition of Prepayment Premium as contained in Section 1 of the Financing Agreement shall be, and hereby is, amended in its entirety to read as follows:

         "Prepayment Premium shall: i) mean the amount due CITBC by the Company upon a voluntary prepayment, in whole or in part, of the Term Loan on a date other than a day which is within ten (10) days of the fifth Anniversary Date or any succeeding Anniversary Date, and ii) be computed by multiplying the amount so prepaid by either x) three percent (3%) if the voluntary prepayment is on a day other than a day which is within ten (10) days of the fourth Anniversary Date; or y) one percent (1%) if the voluntary prepayment is after the fourth Anniversary Date but is on a date other than a day which is within ten
         (10) days of an Anniversary Date."

In consideration of (i) our execution of this Waiver and Amendment Letter you agree to pay us an Accommodation Fee of $15,000.00 and (ii) the preparation of this agreement by our-in-house legal department you agree to pay to us a Documentation Fee of $195.00. Such fees shall be due and payable in full on the date hereof and may, at our option, be charged to your Revolving Loan Account on the due date thereof.

Except to the extent set forth herein, no other waiver of, or change in any of the terms, provisions or conditions of the Financing Agreement is intended or implied. This agreement shall not constitute a waiver of any other existing Defaults or Events of Default under the Financing Agreement (whether or not we have knowledge thereof), and shall not constitute a waiver of any future Defaults or Events of Default whatsoever.
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If the foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.

                                           Very truly yours,

                                           THE CIT GROUP/BUSINESS
                                           CREDIT,  INC.


                                           By:      /s/  M.H. Hampton
                                                    ------------------------
                                           Title:   Assistant Vice President
                                                    ------------------------
Read and Agreed to:
COMPTRONIX CORPORATION

By:      /s/ Joesph G. Andersen
        ------------------------
Title:   Chief Financial Officer
        ------------------------